UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

OnTarget360 Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1662812
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
One Park Lane, Suite 1319, Boston MA	02210
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities Act registration statement file number to which this form relates:  333-170828

Securities to be registered pursuant to Section 12(g) of the Act:

$.001 par value Common Stock

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Global Resource Corporation’s Common Stock.

OnTarget360 Group, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-170828), as originally filed with the Securities and Exchange Commission (the “Commission”) on November 24, 2010, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

The Registrant’s intends to seek quotation of its common stock on the OTC Bulletin Board.

Item 2.	Exhibits.

3.1	Articles of Incorporation (1)
3.2	Certificate of Amendment to Articles of Incorporation (2)
3.3	Bylaws (1)

(1)
Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-170828) filed with the Securities and Exchange Commission on November 24, 2010 and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2012 and incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ONTARGET360 GROUP, INC.

Date: June 1, 2012	By:	/s/ Howard Kaplan
Howard Kaplan, President

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